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                                                                  EXHIBIT 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Selected Historical Financial Information" and to the use of our report dated February 12, 1999 in the Joint Proxy Statement of RiboGene, Inc. and Cypros Pharmaceutical Corporation that is made part of the Registration Statement (Form S-4) and related Prospectus of Cypros Pharmaceutical Corporation for the registration of 10,783,770 shares of its common stock and 2,134,534 shares of its Series A preferred stock.

                                       ERNST & YOUNG LLP


Palo Alto, California
September 20, 1999